UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 26, 2007 (October 25, 2007)
FREMONT GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2425 Olympic Boulevard 3rd Floor Santa Monica, California	90404

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code)           (310) 315-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 25, 2007, the Compensation Committee of the Board of Directors of Fremont General Corporation (the “Company”) granted an award of 170,000 shares of restricted common stock to Alan W. Faigin, Senior Vice President, General Counsel and Chief Legal Officer of the Company, pursuant to the Company’s stockholder approved 2006 Performance Incentive Stock Plan, a copy of which is filed as Exhibit 1 to the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 13, 2006, and the terms of a Restricted Stock Agreement, a copy of which was filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 18, 2006, and are incorporated herein by reference. Restrictions of these shares will be released at a rate of 50% per year beginning on March 31, 2008. The shares of restricted stock awarded to Mr. Faigin include dividend rights.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: October 26, 2007
	By:	/s/ LOUIS J. RAMPINO
		Name:	Louis J. Rampino
		Title:	President and Chief Executive Officer

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